Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39150) of Gehl Company of our report dated June 15, 1994 appearing on page 1 of the Financial Statements and Schedules of the Gehl Savings Plan included in this Annual Report on Form 11-K.

   PRICE WATERHOUSE

   Milwaukee, Wisconsin
   June 27, 1994